UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2015

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-34400 (Commission File Number)	98-0626632 (IRS Employer Identification No.)

170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland (Address of principal executive offices, including zip code)

+(353) (0) 18707400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on July 17, 2015, Ingersoll-Rand plc and certain of its U.S. subsidiaries (the “Company”) entered into an agreement with the Internal Revenue Service (the “IRS”) to resolve all disputes previously described in the Company’s periodic filings related to intercompany debt incurred in connection with the Company’s 2001 reorganization (the “2001 Debt”), any similar issues related to other intercompany debt outstanding during the 2002-2011 period and all related issues including the issue of the recharacterized distributions. This resolution had to be reported to the Congressional Joint Committee on Taxation (the “JCT”) for review and could not be finalized until the IRS considered the views, if any, expressed by the JCT about the matter. The Joint Committee has now concluded its review without objection.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Registrant)

Date: December 23, 2015        /s/ Evan M. Turtz
Evan M. Turtz
Secretary